EXHIBIT 10.8.2 - Customs Clearance - ZAO Cargo (2011) (Redacted - 2/12)

CONTRACT FOR CUSTOMS CLEARANCE SERVICES

For non-residents of the Russian Federation

No. 00315/00-11-__

St. Petersburg

June 1, 2011

ZAO Cargo Terminal Pulkovo, a close joint-stock
company (hereafter "the Customs representative"),
as the represented Director of Deavy VV Drozdov

acting on the basis of Attorney

on the one hand, and BALTIA AIRLINES INC.,

hereafter "the Declarant", as represented by
Igor Dmitrowsky, on the other hand (hereafter "the Parties") , have entered into this Contract in witness of the following:

1. SUBJECT OF THE CONTRACT

1.1. The Customs representative shall, on behalf, on the instructions and at the expense of the Declarant, perform or provide performance of a set of services for customs clearance of the Declarant's cargos at the Pulkovo Customs Office.

1.2. The status of the «Customs representative» (No. 0315/00 of 17.02.2011 in the Customs representatives register) is in compliance with the requirements of the effective customs laws of the RF.

1.3. The Declarant shall provide the cargo and all necessary cargo documentation, and pay the Customs representative a compensation in the amount, procedure, and instrument as provided by the terms hereof.

2. RESPONSIBILITIES OF THE PARTIES

2.1. The Customs representative shall:

2.1.1. Provide timely and high-quality customs clearance of the Declarant's cargoes on the basis of the Declarant' s written application of the established form (Appendix 1).

2.1.2. Provide customs clearance of the Declarant's cargoes, submit documents and additional data necessary for customs clearance to the customs authority, present the Declarant during the customs inspection of the declared goods . The dates and procedure of customs clearance shall be regulated by the requirements of the RF customs laws.

2.1.3. On behalf and at the expense of the Declarant, provide payment of customs fees and other dues provided by the RF customs laws in respect of the declared cargoes.

2.1.4. Keep confidential any commercial classified information contained in the data provided by the Declarant.

2.1.5. Check the correctness of the documents filled in by the Declarant, and inform the Declarant of any errors found. Request the necessary additional data from the Declarant where the information is incomplete.

2.1.6. By written agreement with the Declarant, the Customs representative may pay the required customs fee, penalty, fine, or make other required payments with its own funds. In such cases, the Declarant agrees to reimburse the Customs representative's losses within 3 days after the invoice has been issued by the Customs representative. to the amount of the payment actually made, taking into account the clauses of the p.3.2. of the Contact.

2.2. : The Declarant shall:

2.2.1. Timely apply in writing, to the established form (Appendix 1), for the Customs representative's services, and issue an Authorization (Appendix 2) to the Customs representative for performance by the Customs representative of the obligations undertaken thereby under this Contract.

2.2.2. Provide the Customs representative with documents required for customs clearance (Appendix 3), and other information needed by the Customs broker to perform its obligations under this Contract. Should the Declarant fail to provide such required information, the Customs representative may avoid starting to perform the appropriate obligations until such information is provided. Any documents that bear no necessary data enabling customs clearance or performance of other obligations hereunder by the Customer representative shall be deemed unprovided.

2.2.3. Fully reimburse any documented costs and losses of the Customs representative incurred thereby in. fulfilling its obligations under this Contract, and penalties applied to the Customs broker by the customs authorities for any breach of the RF customs laws attributable to the Declarant or its partners.

2.2.4. Pay the Customs representative's invoices for services in proper time and in full.

2.2.5. Immediately notify the Customs representative in case of cancellation of the ordered services. The date of notification will be regarded the date of acceptance of this notification by the Customs representative.

2.2.6. Keep the data confidential, and avoid disclosure of business information that may become known to the Customs broker during the fulfillment of its order by the Customs representative.

2.2.7. By recommendation of the Customs representative, be present during the customs clearance and customs inspection of the qoods.

2.3. The Customs representative may:

2.3.1. By agreement between the Parties, use its own funds for settlements with third parties.

2.3.2. Engage the third parties for performance of its undertaken obligations.

2.4. The Parties agree to avoid acting that might affect the interests of the other Party. The Party that violates its commitments by the Contract has to immediately correct the deviations and reimburse the losses in this case.

3. PROCEDURE OF SETTLEMENTS

3.1. An invoice issued in rubles in accordance with the effective price-list (Appendix 4) shall be the basis for settlements for the services provided by the Customs representative to the Declarant.

3.2. When the Customs representative's funds are used by agreement between the Parties to pay the customs fees and other dues provided by the RF customs laws, the Declarant shall also pay the Customs representative's costs of customs fees transfer to the amount of 10% of the amount transferred.

3.3. The Declarant pays the invoice issued by the Customs representative by transfer of money resources into the settlement account of the Customs representative no later than thirty bank days from the moment of invoice issuing. The invoice should be paid in rubles or in US dollars according to the Russian Federation Central Bank exchange rate on the date of invoice issuing. It is not supposed to pay for services by available funds in cash desk of the Customs representative.

3.4. The Third parties may only pay for the Customs representative's services by prior written consent of the Parties. The Declarant may pay for the Customs representative's services via its subsidiary or office without prior approval of the Customs representative.

3.5. In case of an overdue payment by the Declarant for the Customs broker's services, the Customs representative may demand payment, andthe Declarant agrees to pay a penalty of 0.1% of the outstanding amount per day of delay. The payment of such penalty shall not relieve the Declarant of fulfilling its obligations by the Contract in full, and shall not reduce the amount of its debt to the Customs representative.

3.6. The date of receipt of the money at the Customs representative's settlement account shall be deemed the date of payment.

3.7. Upon completion of the work related to the Declarant's applicant, the Customs representative shall issue to the Declarant a Delivery and Acceptance Statement for the work and services under the Contract, and an invoice.

3.8. The Declarant shall accept the work and services provided by the Customs represente1tive by signing the Delivery and Acceptance Statement.

3.9. The Declarant shall be deemed to have signed the Customs representative's Delivery and Acceptance Statement in full, if it does not send the Customs broker a justified rejection of signing the Statement partly or in full within the three working days from the moment of accordance the Statement.

4. LIABILITIES OF THE PARTIES

4.1. General

4.1.1. The Parties shall be liable for any default or improper fulfillment of their obligations hereunder in accordance with the RF laws.

4.1.2. The Parties shall be relieved of the liability for partial or full default of their obligations hereunder if such default is the result of force majeure.

4.2. Liability of the Customs representative

The Customs representative is liable for any delay in the performance of its obligations, if such delay was through the Customs representative's fault and was not related to the actions of the governmental authorities or any default by the Declarant from the moment of acceptance of the application for customs clearance and till the end of this procedure.

4.2.1. The Customs representative shall not be liable for:

• non-observance of the terms of transportation by the Carrier under improper registration of the cargo shipping documents.

• delayed or impressed cargoes of the Declarant or for their return to the Declarant and for all unfavorable consequences to the Declarant if the Declarant has not provided the Customs representative with the information needed to execute the customs and cargo shipping documents or provided the Customs representative with invalid data, or representative the Customs laws.

• damage, spoilage, loss, destruction of the declared goods.

4.3. Liability of the Declarant

4.3.1. The Declarant shall be liable completely for the reliability and accuracy of information or documents provided to the Customs representative for customs clearance to the amount of losses actually incurred by the Customs broker.

4.3.2. The Declarant shall be liable to the amount of losses actually incurred by the Customs broker,

• if the Declarant or its partner outside Russia has shipped cargoes prohibited for import to or export from Russia;

• if the Declarant has unreasonably refused to pay the Customs representative representative's invoices.

• Under any other unfavorable to the Customs representative consequences connected with the Declarant's services

5. DISPUTE SETTLEMENT

5.1 The Parties agree to settle all disputes and controversies arising from this Contract by negotiations.

5.2. Unsettled disputes shall be committed to the Arbitration of St. Petersburg and the Leningrad Region as per the RF legislation currently in force.

6. TERM OF VALIDITY

6.1. The contract comes into force c on st and will operate till , th 2011 and in terms of settlements between the Parties until the Parties have fulfilled all their obligations under this Contract.

6.2. This Contract may be canceled before the appointed time by agreement between the Parties.

6.3. Any of the Parties may refuse to fulfill the Contract by notifying the other Party in written form three days in advance of the intended cancellation date. In this case, the liabilities that have arisen from the settlements between the Parties shall be met absolutely.

7.        FORCE MAJEURE

7.1. The Parties shall be relieved of liability for default or improper fulfillment of their obligations hereunder if they prove that such improper fulfillment of their obligations hereunder was impracticable due to a force majeure event, i.e. an event extraordinary and inevitable under the given circumstances. Classified as force majeure events may be floods, earthquake, snowdrifts, fires, and other natural disasters, hostilities, acts of terrorism, epidemics, dangers to air flight safety, strikes, stopped or restricted shipping along certain routes as may be required by governmental authority acts, and in other cases provided in the RF laws. Where any of such events or their consequences has directly affected the fulfillment of the Parties' obligations within their deadline, such deadline shall be postponed pro rata by the effective time of the event in question.

7.2. The Party so rendered unable to fulfill its obligations hereunder shall advise the other Party in writing of the occurrence, expected duration, and termination of the force majeure event within 10 days from the day of occurrence I termination of such event.

7.3. The fact of occurrence of a force majeure event shall be confirmed by a document issued by a competent authority (Chamber of Commerce and lndustrv).

8. MISCELLANEOUS

8.1. The Parties agree that all negotiations and verbal or written arrangements preceding the signing of this Contract, and all previously signed contracts for similar services shall become null and void upon signing of this Contract.

8.2. In case of refusal from the services after the application acceptance (Appendix N2      ) by the Customs representative, the Declarant has to pay all the Customs representative's costs related to such refusal.

8.3. If the Declarant breaks the Customs laws, the Customs representative has a right to refuse from its fulfillment and cancel the ContraCt in a unilateral way. In this case the Declarant reimburses to the amount of losses actually incurred by the Customs representative .

8.4. Any amendments to, or revisions of the Contract shall only be valid when made in writing and signed by duly authorized persons.

8.5. All the appendices and supplements to this Contract shall be the integral part thereof.

8.6. This Contract shall be executed in two copies, one for each of the Parties, both equally valid. In case of any variant reading, the Contract in Russian has a prevalence.

8.7. The Customs representative may provide a copy of this Contract authenticated with its seal to any parties concerned.

LEGAL ADDRESSES AND IDENTIFICATION DATA OF THE PARTIES

ZAO Cargo Terminal Pulkovo
Principal office address: Pulkovskoye sh. 37/4, St. Petersburg 196210, Russia
Mailing address: Pulkovskoye sh. 37/4, St. Petersburg,
196210, Russia

Settlement account in Rubles:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Currency settlement account in US Dollars:

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

(Stamp)

LEGAL ADDRESSES AND IDENTIFICATION DATA OF THE PARTIES

Baltia Airlines, Inc.

Principal office address: 63-25 Saunders St., Ste 7i , Rego Park , NY 11374 USA
Mailing address: 95-01 63rd Drive, Rego Park, NY, 11374

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

tel:718-244-8880, 1-718-275-2300
fax: 1-718-896-7971

President
(Position)
_Igor Dmitrowsky _
 /signed/ /stamp/

Price-list of services for customs clearance of goods

(in rubles without VAT)

Price-list of services for customs clearance of goods (in rubles without VAT)

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT - EACH COST ITEM MARKED WITH {XXXX)]

P	Service	Unit of Measure	Cost
1 Customs clearance: import, export
1.1	Cargo customs clearance: cargo customs declaration on 10 goods items according to the Foreign Economic Activity Commodfty Nomenclature, representation of the Customer's interests in a customs structure during the customs inspection, co-ordinance of questions of the goods release within the competence of the Customs broker	One cargo customs declaration	{XXXX)
1.2	-every suppleinentary goods item according to the Foreign Economic Activity Commodity Nomenclature	One item	{XXXX)
1.3	Cargo customs clearance based on application: cargo customs declaration on 10 goods items according to the Foreign Economic Activity Commodity Nomenclature. representation of the Customer's interests in a customs structure during the customs inspection, coordinance of questions of the goods release within the competence of the Customs broker	One application	{XXXX)
1.4	-every supplementary goods item according to the Foreign Economic Activity Commodity Nomenclature	One item	{XXXX)
1.5	Customs cost correction clearance on 10 goods items according to the Foreign Economic Activity Commodity Nomenclature, representation of the Customer's interests in a customs structure, co-ordinance of the adoption of the customs cost correction within the competence of the Customs broker	One customs cost correction	{XXXX)
1.6	- every supplementary goods item according to the Foreign Economic Activity Commodity Nomenclature	One item	{XXXX)
1.7	Complexity coefficient during the customs inspection (p.1.1-1.4) :		{XXXX)
1.71	-regimes: temporary import, temporary export, re-import, re-export;	-	{XXXX)
	-regimes: commodity treatment at the customs territory, commodity treatment for domestic consumption, destruction, renunciation in the government favour;	-	{XXXX)
1.73	-in a priorty order	-	{XXXX)
1.8	Regime prolongation clearance of temporary import, temporary export	One cargo customs declaration	{XXXX)
2 Customs clearance: domestic customs transit
2.1	Customs clearance of opening the procedure of goods delivery under the customs coritrol: Delivery control document clearance 10 goods items according to the Foreign Economic Activity Commodity Nomenclature, representation of the Customer's interests in a customs structure during the customs inspection.	One delivery control document (One CARNET TIR)	{XXXX)
2.2	- every supplementary goods item according to the Foreign Economic Activity Commodity Nomenclature	One Item	{XXXX)
2.3	Customs clearance of closing the procedure of goods delivery under the customs coritrol: Delivery control document clearance 10 goods items according to the Foreign Economic Activity Commodity Nomenclature, representation of the Customer's interests in a customs structure during the customs inspection.	One delivery control document (One CARNET TIR)	{XXXX)
2.4	- every supplementary goods item according to the Foreign Economic Activity Commodity Nomenclature	One item	{XXXX)
3. Other services
3.1	Completion of customs clearance of export cargo released by other Custom-house, for cargo customs declaration on 10 goods items	One cargo customs declaration	{XXXX)
3.2	- every supplementary goods item according to the Foreign Economic Activity Commodity Nomenclature	One item	{XXXX)
3.3	Going through special kinds of control (phytosanitary, veterinary)	One cargo customs declaration (one application)	{XXXX)
3.4	Services for paying customs fees	-	{XXXX)
3.5	Filling in CARNET TIR	One CT	{XXXX)
3.6	Filling in CMR	One CMR	{XXXX)
4	Re-sending off clearance of the unclaimed freight	One application	{XXXX)

Notes:
1. When selling customs clearance services (from the date of signing of the Contract) cargo storage in a temporary warehouse (with the exception of special goods) from the first up to the tenth days and days of clearance in a customs structure is free.

_____
/signed /
(Position)
/signed & sealed/
Signature: /signed/

President
(Position)
Igor Dmitrowsky
Signature: /signed/